EXHIBIT 32.01

CERTIFICATION BY CHIEF EXECUTIVE OFFICER &

CHIEF FINANCIAL OFFICER

I, Michael Pacult, the Chief Executive Officer and Chief Financial Officer of TriView Capital Management, Inc. as managing member of TriView Global Fund, LLC, certify that (i) the Form 10-Q for the period ended September 30, 2012 of TriView Global Fund, LLC fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the period ended September 30, 2012 fairly presents, in all material respects, the financial condition and results of operations of TriView Global Fund, LLC.

TRIVIEW GLOBAL FUND, LLC

By:

TriView Capital Management, Inc., Managing Member

By:

/s/ Michael Pacult

Michael Pacult

Chief Executive Officer &

Chief Financial Officer

Date:

November 19, 2012